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                                   FORM 8-A

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

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                                MOTOROLA, INC.
                           MOTOROLA CAPITAL TRUST I
            (Exact name of registrant as specified in its charter)

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
        Delaware                                        36-1115800
        Delaware                                        51-6509317
(State of incorporation)                   (I.R.S. Employer Identification No.)

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                               Carl F. Koenemann
                            Executive Vice President
                          and Chief Financial Officer
                            1303 East Algonquin Road
                           Schaumburg, Illinois 60196
                                 (847) 576-5000
         (Address, including zip code, of principal executive offices)

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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-70827.

     Securities to be registered pursuant to Section 12(b) of the Act:

                                 Name of each exchange on which
      Title of each class        each class is to be registered
------------------------------   ------------------------------
  Trust Originated Preferred         New York Stock Exchange
 Securities (and associated
 Guarantee by Motorola, Inc.)

     Securities to be registered pursuant to Section 12(g) of the Act: None.

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Item 1.   Description of Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is Trust Originated Preferred Securities (the "Preferred Securities"). The Preferred Securities will be issued by Motorola Capital Trust I and guaranteed by Motorola, Inc. ("Motorola") to the extent set forth in the Preferred Securities Guarantee Agreement described below. A description of the Preferred Securities is set forth in the Registration Statement on Form S-3 (File No. 333-70827), filed with the Securities and Exchange Commission (the "Commission") on January 20, 1999 and subsequently amended (the "Registration Statement") under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," "Description of the Trust Guarantee" and "Effect of Obligations Under the Subordinated Debentures and the Trust Guarantee," which description is hereby incorporated by reference herein. Any form of prospectus that includes such description that is subsequently filed by the registrant as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.

Item 2. Exhibits.

1. Certificate of Trust of Motorola Capital Trust I (incorporated by reference to Exhibit 4.1 to the Registration Statement).

2. Declaration of Trust of Motorola Capital Trust I (incorporated by reference to Exhibit 4.2 to the Registration Statement).

3. Amended and Restated Declaration of Trust of Motorola Capital Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement).

4.   Preferred Securities Guarantee Agreement (incorporated by reference to
     Exhibit 4.4 to the Registration Statement).

5.   Form of Preferred Security Certificate (incorporated by reference to
     Exhibit 4.5 to the Registration Statement).

6.   Form of Subordinated Debenture Certificate (incorporated by reference to
     Exhibit 4.6 to the Registration Statement).

7. Subordinated Indenture (incorporated by reference to Exhibit 4.7 to the Registration Statement).

8. Supplemental Indenture (incorporated herein by reference to Exhibit 4.8 to the Registration Statement).
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: January 26, 1999

                         MOTOROLA CAPITAL TRUST I


                         By: /s/ Garth L. Milne
                            ---------------------------
                              Garth L. Milne, Trustee



                         MOTOROLA, INC.

                         By: /s/ Garth L. Milne
                            ---------------------------
                              Garth L. Milne
                              Senior Vice President and
                              Treasurer